Exhibit 99.2
On September 5, 2006, Tom Lacey, Chairman and CEO of International DisplayWorks, Inc. sent the following electronic mail communication to the employees of International DisplayWorks
Questions and Answers
Q.	What is being announced?

A.	On September 5, 2006, Flextronics International Ltd. (“Flextronics”) (NASDAQ: FLEX) and International DisplayWorks, Inc. (“IDW”) (NASDAQ: IDWK) http://www.idwk.com/ announced the two companies have entered into a definitive agreement for Flextronics to acquire IDW, which specializes in the manufacture and design of high quality small form factor liquid crystal displays (“LCDs”), modules and assemblies for a variety of applications including cell phones, MP3 players, industrial and commercial products, and eventually digital cameras.

Q.	Why is FLEXTRONICS purchasing IDW?

A.	IDW is an important and strategic addition to Flextronics’ product offerings and capabilities. IDW augments our strategy of providing vertically integrated solutions by adding LCD design and manufacturing capabilities. IDW’s proven track record of providing profitable, high-quality and competitive display solutions to a growing customer base fits very well with our overall strategy and provides IDW greater scale enabling them to grow more quickly with both new and larger customers.

Q.	What are the terms of this agreement?

A.	Under the terms of the agreement, Flextronics will acquire IDW in a stock-for-stock merger with an aggregate value of approximately $300 million. The exchange ratio used at closing will be calculated using the Flextronics average daily closing share price for the 20 trading days ending on the fifth trading day immediately preceding the closing. The exchange ratio will float inside a 10% collar, and will be calculated using a fixed purchase price of $6.55 per share for each share of IDW common stock. The exchange ratio will be fixed inside a 10% and 15% collar resulting in a floating purchase price if the average Flextronics’ stock price increases or decreases between 10% and 15% from $11.73 per share. IDW has the right to terminate the agreement if Flextronics’ average share price falls 15% or more below $11.73, subject to a Flextronics top-up right. If

Flextronics’ average share price increases to 15% or more above $11.73, the exchange ratio will float based on a fixed purchase price of $6.85 per share.

Q.	What are the next steps?

A.	The transaction is subject to customary closing conditions, including IDW stockholder approval and certain regulatory approvals. The acquisition is expected to close in the fourth calendar quarter of 2006. As a result of the acquisition, IDW will become a wholly-owned subsidiary of Flextronics.

Q.	Will there be a reorganization of IDW?

A.	Keep in mind that Flextronics is buying IDW – they recognize the accomplishments and talent within our company. IDW has expertise that Flextronics is lacking. It is imperative that IDW continues to perform against our business goals and produce high quality, low cost displays and modules. No immediate changes in the organization are planned. As we get to know the camera module and tv tuner portions of Flextronics, we will look for synergies between the groups. The idea is to combine the best of IDW and the best of Flextronics to build a strong company.

Q.	Will there be layoffs?

A.	No, none are planned – Ultimately we may find duplications that can be eliminated, which will enhance productivity.

Q.	What Happens to Employee Health Care?

A.	The Plans in China and Europe will remain essentially unchanged – Plans in the US will fall under Flextronics existing coverage.

Q.	What Happens to Employee Benefits?

A.	Employees will be covered under the benefit plan of Flextronics. Service credit will be given for service with IDW in the Flextronics plans for continuing benefits. Flextronics will waive all requirements for evidence of insurability and pre-existing conditions to the extent the condition was covered under existing IDW plans. The benefit coverage will include eligible dependants. Service credits will also apply to vacation

Q.	What will integration look like?

A.	It is anticipated that Tom will be in the senior leadership position of the combined entity. We will operate as a subsidiary within Flextronics. We will explore options for synergy and leverage the talents of the combined company. Again, it is critical we maintain our focus on current operational objectives and plans – we will continue to execute to our current business plan.

Q.	What happens to employee options?

A.	Based on IDW’s option plan – options are accelerated and vest in total due to the deal upon the closing of the transaction. Options that are “out of the money” are retired. Options that are in the money are planned to either cash out or be converted to Flextronics shares at the conversion rate. Restricted shares are treated the same as options.

Q.	Are there any plans to shut down IDW factories?
A.	No, there are no plans whatsoever to close down IDW factories. Flextronics is purchasing IDW for our assets – people, factories, customers, etc.

Q:	Flextronics has sites in Beijing and Shenzen. Are there plans to merge with them? How will the acquisition impact our site management?

A.	We expect these operations to have no impact on IDW. There are currently no plans to make any changes to IDW site management or to merge with the local Flextronics factories.
Disclaimer
CAUTIONARY LANGUAGE REGARDING FORWARD LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws relating to both Flextronics and IDW. These forward-looking statements include statements related to the expected closing of the acquisition of IDW by Flextronics, the expected synergies and benefits to IDW and its customers from the acquisition, the ability of the acquisition to enable IDW to capture new and larger customers, the impact of the acquisition on Flextronics’s EPS, the ability of Flextronics to successfully integrate IDW into a new business unit, and the ability of Flextronics to transition its sourcing of LCDs to IDW. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. These risks include that the acquisition may not be completed as planned or at all, that IDW may not be successfully integrated into Flextronics’s operations, the possibility that the revenues, cost savings, growth prospects and any other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected, that growth in the EMS business may not occur as expected or at all, that production difficulties may be encountered with IDW’s products, the dependence of Flextronics on industries that continually produce technologically advanced products with short life cycles, Flextronics’s ability to respond to changes fluctuations in demand for customers’ products and the short-term nature of customers’ commitments, and the other risks affecting the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus to be provided to IDW’s shareholders as well as those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the reports on Form 10-K, 10-Q and 8-K filed by Flextronics and by IDW with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and neither Flextronics nor IDW assumes any obligation to update these forward-looking statements.
Additional Information and Where to find it:
In connection with the proposed merger, Flextronics intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will contain a Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they become available because they will contain important information about Flextronics, IDW and the acquisition. The Proxy

Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of other documents filed by Flextronics or IDW by directing a written request, as appropriate, to International DisplayWorks, Inc., 1613 Santa Clara Drive, Suite 100, Roseville, CA 95661, Attention: Corporate Secretary, or to Flextronics’s U.S. offices at 2090 Fortune Drive, San Jose, CA 95131, Attention: Investor Relations. Investors and security holders are urged to read the Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.
Participants in the Solicitation:
IDW and its directors and executive officers, and Flextronics and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of IDW in connection with the proposed acquisition. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Flextronics is also included in Flextronics’ proxy statement (form DEF 14A) for the 2006 annual general meeting of Flextronics shareholders, which was filed with the SEC on July 31, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Flextronics Investor Relations at Flextronicsinvestorrelations@flextronics.com.
# # #